SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): June 1, 2007

Scantek Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27592	84-1090126
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1705 Route 46 West, Unit 5, Ledgewood, New Jersey 07852
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (973) 527-7100

4B Wing Drive, Cedar Knolls, NJ 07927
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2007, Scantek Medical, Inc. (“Scantek”) announced that it entered into a distribution agreement (the “Distribution Agreement”) with Bin Herz General Trading (“Bin Herz”) of Dubai, United Arab Emirates, pursuant to which Bin Herz has been granted the exclusive distribution rights for Scantek’s BreastCare™/BreastAlert™ Differential Temperature Sensor product (“BreastCare”) in the following countries (collectively, the “Territory”): Afghanistan, Algeria, Bahrain, Egypt, Iraq, Jordan, Kuwait, Lebanon, Libya, Malaysia, Morocco, Oman, Pakistan, Qatar, Saudi Arabia, Tunisia, United Arab Emirates and Yemen.

The distribution agreement took effect as of June 1, 2007, and has a term of five years. Bin Herz has the right, in its sole and absolute discretion, to extend the agreement for up to two additional three year periods. Pursuant to the distribution agreement, Scantek may not distribute BreastCare in the Territory, Bin Herz may not distribute BreastCare outside the Territory, and Bin Herz may utilize subdistributors within the Territory. Bin Herz is required to meet minimum sales requirements after 2007. If Bin Herz fails to meet the minimum sales requirements, Scantek may, in its sole and absolute discretion, do one of the following: (A) terminate the agreement, (B) reduce the geographic scope of the Territory or (C) modify Bin Herz’ distribution rights in the Territory from exclusive to non-exclusive.

In addition, Scantek also announced that it moved its operations from Cedar Knolls, NJ to a new facility in Ledgewood, NJ, pursuant to a five (5) year, two (2) month lease terminating on May 31, 2012. Scantek has the option to extend the lease for an additional five (5) years. Scantek’s new facility is substantially larger than its prior facility and includes office, manufacturing and warehouse space.

A copy of the Distribution Agreement is attached to this Form 8-K as Exhibit 1.1 and is incorporated by reference into this Item 1.01.

Scantek made these announcements in a press release dated July 24, 2007 (the “Press Release”), which Press Release provides details not included in previously issued reports. A copy of the Press Release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Section 7 —Regulation FD
Item 7.01 Regulation FD Disclosure.

The information disclosed above in Item 1.01 is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Distribution Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scantek Medical, Inc.

Date: July 26, 2007	By:	/s/ Patricia B. Furness
Patricia B. Furness, Vice President